UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2006

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

One Merrick Avenue, Westbury, New York, 11590
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 2, 2006, the Board of Directors of Lifetime Brands, Inc. (the “Company”) appointed Alan Kanter as an Executive Vice President of the Company. Mr. Kanter was previously the Chief Executive Officer of Syratech Corporation (“Syratech”). On April 27, 2006, the Company completed the acquisition of the business and certain assets of Syratech, a major designer, importer and manufacturer of a diverse portfolio of tabletop, home décor and picture frame products. Effective April 27, 2006, Mr. Kanter was employed by the Company as the Group President for the Flatware, Home Décor and Frame division of the Company pursuant to an employment agreement dated April 18, 2006 entered into between the Company and Mr. Kanter. Material terms of the employment agreement (the “Agreement”) are as follows:

(i)	Term. The term of Mr. Kanter’s employment commenced on April 27, 2006, the date of the closing of the acquisition of Syratech (the “Effective Date”), and continues until the third anniversary of the Effective Date (the “Initial Term”). Mr. Kanter’s employment shall continue thereafter for consecutive periods of one year (each an “Additional Term”) unless otherwise terminated pursuant to Section 4 of the Agreement or unless either Alan Kanter or the Company gives written notice to the other no later than ninety (90) days prior to the expiration of the Initial Term or any Additional Term.

(ii)	Salary. The Company shall pay Mr. Kanter a base salary of not less than Four Hundred Twenty Thousand Dollars ($420,000) per annum. It is expressly contemplated that the Company may, in its discretion but without any obligation, increase the base salary during the term of employment.

(iii)	Performance Bonus. Following the completion of the Company’s fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, Mr. Kanter shall be eligible to receive a year-end bonus (a “Performance Bonus”). The Performance Bonus, if any, payable to Mr. Kanter shall be an amount determined in accordance with the following:

a.	Fiscal year 2006 – 2.5% of EBIT for 2006

b.	Fiscal year 2007 — The sum of (a) 1.5% of EBIT for 2007, plus (b) 7.5% of the positive difference, if any, between EBIT for 2007 less EBIT for 2006.

c.	Fiscal year 2008 — The sum of (a) 1.5% of EBIT for 2008, plus (b) 7.5% of the positive difference, if any, between EBIT for 2008 less EBIT for 2007.

For purposes of the foregoing, “EBIT” for any year shall mean Earnings (as defined in the Agreement) of the Syratech business, for such year, and will be determined from the accounting books and records of the Business maintained in the ordinary course of business consistent with past practices. For this purpose, “Earnings” shall be “net income” determined in accordance with generally accepted accounting principles, plus any deductions for interest and income taxes that were included in the determination of such Earnings.

(iv)	Options. On the Effective Date, the Company granted the Executive a non-transferable option (the “Option”) to purchase 75,000 shares of the Company’s common stock, par value $.01 per share, at an exercise price equal to the fair market value of such shares as of the date of grant ($29.99). The Option was granted under the Company’s 2000 Long-term Incentive Plan. The option vests over four (4) years, with one fourth vesting on the first anniversary of the grant date and three-fourths vesting in equal monthly installments over the following three (3) years; the term of the Option shall be ten (10) years, subject to earlier termination as set forth in the Option Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	Employment agreement dated April 18, 2006 between Lifetime Brands, Inc. and Alan Kanter.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.
By: /s/ Robert McNally
Robert McNally Vice President of Finance and Chief Financial Officer

Date: May 8, 2006